Exhibit 99.1

 July 2023 / Confidential  Investor Presentation

 Disclaimer  2  About this Presentation  This confidential presentation (this “Presentation”) is for informational purposes only to assist interested parties in making their own evaluation with respect to an investment in connection with a possible transaction (the “Business Combination”) involving Heidmar Inc. (“Heidmar” or the “Company”) and Home Plate Acquisition Corporation (“Home Plate” or “SPAC”) and for no other purpose. The information contained herein does not purport to be all inclusive and none of Home Plate, the Company, Jefferies LLC (“Jefferies”) or their respective representatives or affiliates makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation.   This Presentation and any oral statements made in connection with this Presentation do not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination or (ii) an offer to sell, a solicitation of an offer to buy or a recommendation to purchase any securities. No such offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933 as amended (the “Securities Act”), or an exemption therefrom. You should not construe the contents of this Presentation as legal, tax, accounting, investment or other advice or a recommendation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision.  The distribution of this Presentation may also be restricted by law and persons into whose possession this Presentation comes should inform themselves about, and observe, any such restrictions. The recipient acknowledges that it is (i) aware that the United States securities laws prohibit any person who has material, non public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (ii) familiar with the Securities Exchange Act of 1934 as amended, and the rules and regulations promulgated thereunder ( the "Exchange Act"), and that the recipient will neither use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10b-5 thereunder.  This Presentation and information contained herein constitutes confidential information and is provided to you on the condition that you agree that you will hold it in strict confidence and not reproduce, disclose, forward or distribute it in whole or in part without the prior written consent of SPAC and the Company and is intended for the recipient hereof only. By accepting this Presentation, the recipient agrees (i) to maintain the confidentiality of all information that is contained in this Presentation and not already in the public domain and (ii) to return or destroy all copies of this Presentation or portions thereof in its possession upon request.  This Presentation is being distributed to selected recipients only and is not intended for distribution to, or use by, any person or entity in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. Neither this Presentation nor any part of it may be taken or transmitted into the United States or published, released, disclosed or distributed, directly or indirectly, in the United States, as that term is defined in the Securities Act, except to a limited number of qualified institutional buyers, as defined in Rule 144 A under the Securities Act, or institutional “accredited investors” within the meaning of Regulation D under the Securities Act.  Forward Looking Statements  Certain statements in this Presentation may be considered forward looking statements within the meaning of the U.S. federal securities laws with respect to the proposed Business Combination. Forward looking statements generally relate to future events, such as the benefits of the Transaction or the anticipated timing of the Transaction, or SPAC or the Company’s future financial or operating performance. For example, statements regarding anticipated growth in the industry in which the Company operates and anticipated growth in demand for the Company’s products, projections of the Company’s future financial results, possible growth opportunities for the Company and other metrics are forward looking statements In some cases, you can identify forward looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” and “continue” or the negatives of these terms or variations of them or similar terminology. Such forward looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.  These forward looking statements are based upon estimates and assumptions that, while considered reasonable by SPAC, the Company and their respective management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: competition; the ability of the Company to grow and manage growth, maintain relationships with consumers, suppliers and strategic partners and retain its management and key employees; costs related to the Business Combination; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business or competitive factors; the Company’s estimates of expenses and profitability; the evolution of the markets in which the Company competes; the ability of the Company to implement its strategic initiatives and continue to innovate its existing services; the ability of the Company to defend its intellectual property; and the impact of the COVID 19 pandemic on the Company’s business.  Nothing in this Presentation should be regarded as a representation by any person that the forward looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. You should not place undue reliance on forward looking statements, which speak only as of the date they are made. Neither SPAC, the Company nor Jefferies undertakes any duty to update or revise these forward looking statements.  You should consult the risk factors included in this Presentation and SPAC’s public filings with the SEC, including the “Risk Factors” section in the registration statement on Form F-4 and the proxy statement included therein (the “Registration Statement”) that SPAC intends to file relating to the proposed Business Combination and the “Risk Factors” section of other documents that SPAC files with the SEC from time to time, for additional information regarding risks and uncertainties related to the potential Business Combination and which could cause actual future events to differ materially from the forward looking statements in this Presentation. Forward looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward looking statements, and SPAC, Heidmar and Jefferies assume no obligation and do not intend to update or revise these forward looking statements, whether as a result of new information, future events or otherwise.

 Disclaimer (Cont’d)  3  Use of Projections  This Presentation contains financial forecasts for the Company with respect to certain financial results for the Company’s fiscal year 2023. The Company’s independent auditors have not audited, studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation. These projections are forward looking statements and should not be relied upon as being necessarily indicative of future results. In this Presentation, certain of the above-mentioned projected information has been provided for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.  The performance projections and estimates are subject to the ongoing COVID-19 pandemic, and have the potential to be revised to take into account further adverse effects of the COVID-19 pandemic on the future performance of SPAC and Heidmar. Projected financial results and estimates are based on an assumption that public health, economic, market and other conditions will improve; however, there can be no assurance that such conditions will improve within the time period or to the extent estimated by SPAC or Heidmar. The full impact of the COVID 19 pandemic on future performance is particularly uncertain and difficult to predict; therefore, actual results may vary materially and adversely from the projections included herein.  Financial Information; Non-GAAP Measures  The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X promulgated under the Securities Act. Such information and data may not be included in, may be adjusted in or may be presented differently in, the registration statement on Form F-4 to be filed relating to the Business Combination and the proxy statement/prospectus contained therein.  This Presentation also includes certain financial measures not presented in accordance with generally accepted accounting principles of the United States (“GAAP”) including, but not limited to, EBITDA and certain ratios and other metrics derived therefrom. The Company defines EBITDA as net income (loss) plus non operating income (loss), depreciation and amortization, net interest expense, income taxes, stock-based compensation and transaction costs These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly titled measures used by other companies. The Company believes these non-GAAP measures of financial results provide useful information for management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures.  This Presentation also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.  Industry and Market Data  In this Presentation, SPAC and the Company rely on and refer to certain information and statistics obtained from third party sources which SPAC and the Company believe to be reliable. While SPAC and the Company believe such third-party information is reliable, there can be no assurance as to the accuracy or completeness of the indicated information, and the Company has not independently verified the accuracy or completeness of any such information. All of the market data and industry information used in this Presentation involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Although we believe that these sources are reliable, we cannot guarantee the accuracy or completeness of this information, and we have not independently verified this information. While we believe the estimated market position, market opportunity and market size information included in this Presentation are generally reliable, such information, which is derived in part from management's estimates and beliefs, is inherently uncertain and imprecise. No representations or warranties are made by the Company, Home Plate or any of their respective affiliates as to the accuracy of any such statements or projections. Projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties.   Trademarks  This Presentation contains trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. The Company’s use thereof does not imply an affiliation with, or endorsement by, the owners of such trademarks, service marks, trade names and copyrights. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM © or ® symbols, but the Company will assert, to the fullest extent under applicable law, the rights of the applicable owners to these trademarks, service marks, trade names and copyrights. There is no guarantee that either SPAC or the Company will work, or continue to work, with any of the firms or businesses whose logos are included herein in the future.

 Table of Contents  4  Transaction Summary 5  Heidmar Business Overviewand Growth Potential 8  Market Update 22  Financial Summary 26  Valuation Overview 29  Appendix 38

 TRANSACTION Summary

Transaction overview

Today's Presenters

HOME PLATE ACQUISITION CORPORATION



Dan Ciporin
Chairman & CEO
- Over 30 years of experience as an executive, investor and board member of public and private companies
- Formerly General Partner at Canaan Partners, Chairman and CEO of Shopping.com and Senior Vice President at MasterCard International
- Member of the board of a number public companies including Borderfree, Shopping.com, Primedia, Corel, Lending Club and VistaPrint
- BA from Princeton University and MBA from Yale School of Management



Jonathan Rosenzweig
Director & CFO
- Over 25 years of experience analyzing companies and partnering with institutional investors
- Currently Senior Partner, CFO and Head of Investment Verticals at VC firm 18 Somerset
- Formerly Managing Director and Head of Americas Equity Research at Citigroup
- BA from Duke University and MBA from The Fuqua School of Business at Duke University

HEIDMAR



Pankaj Khanna
Chief Executive Officer
- More than 3 decades of experience in maritime transportation, asset owning, and service businesses
- Executive experience as CEO at Ocean Rig, CEO at Pioneer Marine Inc, COO at Dryships Inc. and VP Strategic Development at Teekay Shipping (NYSE:TK)
- Extensive experience in fundraising, having secured billions in funds for a variety of companies
- Maritime experience spans crude oil tankers, product tankers, LNG, and dry bulk carriers



Niki Fotiou
Chief Financial Officer
- Over 25 years of experience in finance, accounting and controller roles
- Currently serving on the Board of Directors as an independent, non-executive director on the Audit Committee for Hellenic Republic Asset Development Fund
- Senior financial management experience at Kassian Maritime Navigation Agency, Ocean Rig, NGM Energy and Unimar Success, DryShips, Inc and Avenir LNG

Heidmar Overview

Established	Employees	Vessels Under Management[1]	2022A Revenue	2022A Net Income	2022A Net Income Margin
1984	~42	59	$30.1mm	$16.2mm	53.8%

1) Includes vessels in pools and under commercial management as well as vessels under contracts as of June 1, 2023.

HEIDMAR 6

Transaction overview (cont'd)

Transaction Summary

- **Home Plate Acquisition Corp. ("HPLT") intends to merge with Heidmar Inc. at an initial purchase price of $160.0mm in shares of HPLT**
- **Heidmar Pro Forma Equity Value of ~$263.9mm**
  - Implied Pro Forma Equity Value / '23E(4) Net Income of 8.8x, representing ~43.6% discount to peers
- **Transaction to target minimum cash raise of approximately $55-$60mm, in a combination of a PIPE raise and Trust cash**
  - Cash held in trust assumes maximum redemptions
- **Net cash proceeds to accelerate and fund growth in commercial and technical management**
- **Heidmar targets a $0.30 / share annual dividend post-combination**
- **Heidmar's existing shareholders and management are rolling 100% of their equity**

Transaction Valuation

Valuation Summary *($mm unless otherwise stated)*		
Stock Price at Issue ($)		$10.00
Total Shares Outstanding at Close(1)		26.4
Pro Forma Equity Value		**$263.9**
Less: Pro Forma Cash(2)		(50.0)
Pro Forma Enterprise Value		**$213.9**
Valuation Multiples	*Metric*	
Pro Forma Equity / '23E(4) Net Income	*$29.9mm*	8.8x
Pro Forma TEV / '23E(4) EBITDA	*$29.9mm*	7.2x

Sources and Uses

Sources	($mm)	*(%)*	Uses	($mm)	*(%)*
Shares Issued to Target	$160.0	*70.3%*	Stock Consideration	$160.0	*70.3%*
PIPE Capital Raise & Cash Held in Trust(3)	57.5	*25.3%*	Transaction Fees & Expenses	17.5	*7.7%*
Heidmar Balance Sheet Cash	10.0	*4.4%*	Pro Forma Net Cash	50.0	*22.0%*
Total	**$227.5**	***100.0%***	**Total**	**$227.5**	***100.0%***

Pro Forma Ownership(3) @ $10.00 / Share



6%
22%
7%
65%
Heidmar Existing Shareholders
Home Plate Public Stockholders and Anchor Investors
PIPE Investors
Home Plate Sponsor

1) Pro forma share count includes 16.0 million shares from Heidmar's existing shareholders, 1.2 million in shares transferred from Sponsors to Heidmar, 0.4 million HPLT public shares assuming maximum redemption, 1.4 million sponsor shares held by Public Anchors, 5.8mm from PIPE investors shares, and 1.7 million HPLT sponsor shares. Excludes impact of 10.0 million public warrants, 1.0 million underwriter warrants, 6.0 million private sponsor warrants, 0.6 million in private warrants transferred to Heidmar, and 4.0 million in operational earnout shares to Heidmar and Sponsor and equity incentive plan.
2) Pro Forma Cash includes Net Cash Raised of $40.0 million and Heidmar minimum balance sheet cash and receivables of $10.0 million.
3) Based on maximum shareholder redemptions.
4) 2023E are management estimates and may change.

HEIDMAR 7

 Heidmar Business Overview AND GROWTH POTENTIAL

Heidmar today

A first-class commercial management and pool management business servicing the crude and product tanker market

Rapid growth

- Significant growth since 2020 when current management took over, with revenues increasing from ~$5 million in 2021A to ~$60 million expected in 2023E[(1)]

Asset-light business model

- Service-oriented business model drives high margin profile, with high operating leverage that benefits from economies of scale

Highly profitable

- ~54% profit margin in 2022 with 100% free cash flow conversion[(2)]

Dynamic market supports continued growth

- Compelling tanker market fundamentals with historically well-defined economic and geopolitical dynamics

~40 Years of Experience in Vessel Pooling

1) 2023E are management estimates and may change. This is a goal / target and is forward-looking, subject to significant, business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and is based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. Nothing in this presentation should be regarded as a representation by any person that these goals and targets will be achieved and the Company undertakes no duty to update its goals.
2) Free cash flow defined as Adjusted EBITDA *less* Capital Expenditure.

HEIDMAR

9

Next phase of Heidmar

A full-service vessel manager providing commercial, technical, and sale & purchase services across multiple vessel classes

"One-stop" solution for tankers & dry bulk

- Single platform aggregator of maritime services for tanker and dry bulk industry

Multiple touch-points across the vessel lifecycle

- Broad service offering to shipowners, including sale & purchase, technical and commercial management services

Key role in environmental compliance and decarbonization

- Helping owners and charterers meet Carbon Intensity Indicator ("CII") rating goals

Strong balance sheet enables nimble business model

- Strong cash position and no debt provides high flexibility for future growth

Fee-based revenue streams

- Targeting sticky and predictable fee-based earnings to further isolate Heidmar from freight rate exposure

Sustainable dividend profile

- Targeted $0.30 / share annual dividend post-combination implies a sustainable yield of ~3% at a $10.00 per share price

82
2023E[(1)] Vessels Under Management[(2)]

$59.7mm
2023E[(1)] Revenue

$29.9mm
2023E[(1)] Net Income

50.1%
2023E[(1)] Net Income Margin

1) 2023E are management estimates and may change.
2) Estimated number of tanker and dry bulk vessels in pools and under commercial management as well as vessels under contract as of year-end.

HEIDMAR
10

Business overview

Asset-Light Business Model

Commercial Manager		Charterer	*Expansion to Providing Other Services*	
Pool Management One-to-Many Service	**Commercial Management** One-to-One Service	**Time Charter Trading** Commercial/Pool Management or Lease Arbitrage	***Technical Management*** *One-to-One Service*	***Shipbroking*** *Bi-Lateral Service*
Revenues: Commission x Daily Rate + Flat Daily Fee **Expenses:** Personnel/G&A	**Revenues:** Commission x Daily Rate + Flat Daily Fee **Expenses:** Personnel/G&A	**Revenues:** Spot Rates or Fixed Rate Charters **Expenses:** Fixed Rate to Owner	***Revenues:*** *Flat Daily Fee* ***Expenses:*** *Personnel*	***Revenues:*** *Commissions* ***Expenses:*** *Personnel*

HEIDMAR
11

Heidmar's pool management business

Heidmar currently manages 37 vessels[(1)(2)] spread across 5 pools

- **Co-operative economic partnerships among vessel owners supports revenue optimization, strong cargo base and counterparty diversification**
- **Aggregated income across a large and geographically diverse fleet flows into monthly distributions for shipowners**
- **Generate both a fixed daily fee and a variable fee based on gross freight and demurrage**
- **Detailed pool point system benchmarks each vessel in the pool according to its specifications**
- **Establishes close relationships with pool partners, leading to sticky revenue and strong brand recognition in the market**

SEA DRAGON

- Established in 2022
- VLCC vessels (260,000-350,000 DWT)

13 Vessels | **2** Pool Participants

BLUE FIN Tankers Inc.

- Established in 2007
- Suezmax vessels (120,000-200,000 DWT)

4 Vessels | **2** Pool Participants

Sea Lion

- Established in 2021
- Aframax / LR2 vessels (105,000-115,000 DWT)

9 Vessels | **2** Pool Participants

Dorado Tankers Pool Inc.

- Established in 2001
- MR2 vessels (40,000-55,000 DWT)

8 Vessels | **2** Pool Participants

SEA HORSE

- Established in 2021
- Vessels within the range of 10,000-19,999 DWT

3 Vessels | **2** Pool Participants

Source: Pool information is from company materials as of June 1, 2023.
1) Vessels under management ("VUM") includes one vessel that is part of Heidmar's time charter strategy.
2) Figure reflects vessels in pools as of June 1, 2023.

HEIDMAR 12

Heidmar's commercial management business

22 vessels[1][2] under Heidmar's commercial management offering

Service Offering

- First-class commercial management services to owners in a non-pool capacity
- Provides chartering, operations, bunkers, freight collection, claims, accounting and treasury services for one fee
- Vessel owners are expected to provide initial bunkers and payment for future port costs and bunkers as incurred
- Potential for Heidmar to offer working capital funding to shipowners

Appeal to Vessel Owners

- Heidmar's commercial management offering allows shipowners full flexibility
- Ideal for shipowners and financial institutions seeking short-term solutions
- No minimum time commitment required of the vessel owner
- Commercial management services can be contracted on a voyage-by-voyage basis
- Commercial management services generate for Heidmar both a fixed daily fee and a variable fee based on gross freight and demurrage

Vessel Size	Vessels Under Management[1][2]	DWT Range	Vessel Owners
VLCC	1	260k-350k	Capital Maritime & Trading Corp; GMS; Metrostar Management Corp.; Raffles Tankers; The Great Eastern Shipping Co. Ltd.
Suezmax	4	120k-200k	
Aframax	4	105k-115k	
LR2	1	105k-115k	
LR1	1	50k-80k	
MR2	6	40k-55k	
MR1	1	15k-35k	
Small	4	<15k	

1) VUM includes two vessels that are part of Heidmar's time charter strategy.
2) Includes vessels under commercial management as well as vessels under contract as of June 1, 2023.

HEIDMAR
13

 Heidmar’s time charter trading business   14  Heidmar’s prominent position in the commercial market also allows it to identify favorable conditions or inefficiencies in charter employment as they arise  Opportunistic investment in chartered-in tonnage to supplement its core commercial management operations  Key considerations include:  Market Direction: Deep insights and understanding of tanker market fundamentals with strong ties to cargo owners enables well-informed directional investments  Time Arbitrage: Downward sloping curve in period charter market provides opportunity to secure tonnage with attractive economics (e.g., 1 and 2-year charters)  Optionality: Structures often contemplate firm and option periods, offering the ability to assess the market at a future date with no risk or incremental cost  Syndication: Heidmar will often syndicate all or a portion of its investments to third party partners, while still maintaining commercial management fee stream  Currently Heidmar has three vessels under time charter-in on its account, and one vessel under syndication   Heidmar Time Charter Strategy Overview  Heidmar to charter in the open market a vessel from a shipowner on a 1-year firm + 1-year option time charter  Vessel to operate in Heidmar pool and share pool revenue based on its specifications – alternatively can charter-out the vessel if period market strengthens effectively de-risking the entire investment  If vessel continues to operate in the pool in its 1st year, Heidmar is given the opportunity to reassess its strategy based on prevailing market conditions at the end of the firm period and either exercise its option or redeliver the vessel to its owner at no cost  Options typically are free and do not take into account the significant volatility of the rate market, which enables Heidmar to maintain a favorable risk / reward profile in its investment  Illustrative Case  Leverages market position  Minimal upfront capex and defined investment duration  Supplemental, non-correlated returns  Regardless of market conditions at end of the firm period, Heidmar has a free option to assess the market, and capture asymmetric upside

 Proprietary, industry leading commercial management system   eFleetWatch provides real-time information to Heidmar’s stakeholders   15  Operations  Claims  Accounting System   Chartering  Charterers  Brokers  Agents  Suppliers   Pool Partners   18+ years of in-house development means the platform is tested, stable and reliable  One of the first market-facing digital platforms in the commercial management space   Large amounts of data stored from prior operations, ideal for adoption of artificial intelligence systems   Cradle to grave type system, partners have access to all relevant data about their vessels and voyages   One platform for all Heidmar employees creating huge internal synergies   Provides CO2 by voyage leg, allows for full cycle voyage management on one platform

 Heidmar engages with industry leading counterparties   High quality customers and counterparties …   16  Source: Company Materials.   Blue Chip Cargo Owner Counterparties   High Quality Vessel Owner Customers  … with reliable supplier relationships  Key Suppliers

Significant growth potential across all business segments

Highly scalable platform with significant runway for growth to become a distinguished full-service platform

Today

Organic Tanker Growth

- Momentum from recent strength in commodity markets has propelled the tanker market to historic highs
- Demand for both crude and product tankers has steadily increased over the last 20 years

Pool Expansion into Adjacent Sectors

- Leverage pool tanker experience to **enter dry bulk sector**
  - Long tail of 2,200+ dry bulk shipowners who own fewer than 15 vessels, prime candidates for pool partners

Expanding Service Offering

- Utilize existing global platform and brand recognition to expand across the maritime value chain
- Build on existing capabilities to expand into **technical management**
  - 100+ 3rd party technical managers with 6,000+ vessels under management
- Utilize commercial relationships to expand into **shipbroking**
  - ~2,500 vessel sale and purchase transactions per year

Full Heidmar potential into a scaled, full-service platform

Heidmar is well-suited to become a scaled, one-stop shop solution to shipowners

HEIDMAR

17

 Large growth opportunity in tanker market despite recent growth  18  VLCC  # of vessels  # of owners  Total Market  886  14  181  2  Target  Market(2)  447  166  Aframax/LR2  # of vessels  # of owners  Total Market  1,107  14  262  6  Target  Market(2)  736  248  Suezmax  # of vessels  # of owners  Total Market  655  8  145  5  Target  Market(2)  426  135  MR  # of vessels  # of owners  Total Market  2,484  14  624  7  Target  Market(2)  1,757  602  Source: Clarksons Research Services Limited (“CRSL”).  Vessels under Heidmar’s management.  Target market excludes owners with more than 15 vessels, reflecting the targeting of small shipowners who receive outsized benefits from pooling and commercial outsourcing.  Significant opportunity to capture additional market share in all vessel classes  The largest tankers on the water, primarily trade in long-haul trade routes  Average capacity ~2 million barrels  Primarily crude oil on long to medium haul routes  Average capacity of ~1 million barrels  Crude or clean products on medium haul or regional trade routes  Average capacity of ~750 thousand barrels  Clean products on short to medium trade routes  Average capacity of up to ~350 thousand barrels  (1)  (1)  (1)  (1)  Based on fleet list sent by counsel 6/30

Dry bulk fleet development presents an opportunity for expansion

Near-term plans to expand pool and commercial management offering to dry bulk vessels

- Dry bulk vessels primarily transport grain, coal, iron ore, sugar and other dry goods
- Continuous growth of global dry bulk fleet since 2010
- Large addressable market with 13k+ vessels
- Large opportunity to take advantage of the highly fragmented dry bulk market, consisting of over 2,200 shipowners of which the majority own <15 vessels each
- Stable growth of ton-mile demand since 2010
- Recently created Dubai entity and planned expansion into Houston will allow Heidmar to piggyback on established tanker presence and infrastructure

Dry Bulk Fleet (# of Vessels)



# of Vessels
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
7,698
13,324
4.3% Fleet Size CAGR 2010-2023
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023F

Dry Bulk Demand (bn ton-miles)



Billion Ton-Miles
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
19,880
29,694
3.1% Ton-Mile Demand CAGR 2010-2023
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023F

Long Tail of Shipowners



Owned Vessels
200+
160
120
80
40
0
2,200+ individual shipowners in global fleet
92% of owners own < 15 vessels, representing ~51% of the global fleet
0 50 100 150 200 250 300 350 400 450 500 550 600 650 700 750 800+
Shipowners

Source: CRSL, S&P Market Intelligence.

HEIDMAR
19

 Expanding service offering into technical management & brokerage  20  Blue Chip Charterers  High Quality Vessel Owner Customers  Managing the voyage  Managing the vessel  Continuous growth in the global fleet  Large and ever-growing number of vessels in the global fleet, especially those in the “long-tail” of smaller owners more likely to outsource  Increased technical complexity  Increased demand for providers who can deliver critical technical service solutions in an increasingly complex and rapidly digitalizing area  Current Capabilities  Expansion into Technical Management & Brokerage  Environmental regulations and ESG compliance   Regulatory pressure from IMO to reduce carbon intensity of all ships by 40% by 2030, and 70% by 2050  Strong growth outlook in the outsourced technical management market  Key Drivers of Strong Secular Growth in Technical Management   Synergistic Service Expansion – Creating a True One-Stop Shop for Shipowners  Heidmar can utilize existing commercial relationships to act as an intermediary between shipowners and shipyards   Favorable market position with access to both buyers and sellers  Volatile markets fuel S&P activity  Vessel Sale & Purchase  Value-Add Ship Brokerage Services   Brokers match the right buyers with the right sellers for each vessel in newbuilding, secondhand and demolition sales

 Why Heidmar?   Heidmar’s revitalized business, strong performance and experienced management team has built significant momentum for organic expansion…  ~40 Years of Experience in Vessel Pooling  Building on Heidmar’s strong reputation in tanker pooling operations  Trust  Highly experienced staff with deep industry expertise to provide tailored customer support   Heidmar People   Heidmar performs competitively against its peers   Performance   Customers receive robust data about voyages and earnings through proprietary ERP system  Transparency   Heidmar maximizes customer value through a full-service commercial and asset management offering  Full Service   Flexible, solution-oriented service offering to address unforeseen complications   Flexibility   Deep, long-standing relationships in all major markets  Strong Relationships   Every asset is treated with the same high quality strategic consideration  Ownership  21

 Market update

 Poised to capitalize on favorable tanker market dynamics  23  Historically low tanker vessel orderbook  Current orderbook-to-fleet ratio of ~5% is near the lowest in the last 20 years  Multi-year high newbuild prices to keep newbuild ordering muted  Firm newbuild prices coupled with limited availability of financing options to discourage speculative ordering  Strong crude and product oil demand  Strong demand outlook underpinned by strong demand recovery (China) and geographic dislocations (supply/demand dislocation, conflict in Ukraine)  Historically low inventory levels  Historically low oil inventory levels across all major demand centers is expected to further support global oil trade flows  Increasing tanker demand  The strong demand and low inventory levels to support increased demand for oil tankers, leading to ton-mile growth and high fleet utilization   Source: IEA January 2022 Report, CRSL.  Favorable tanker supply / demand fundamentals  Muted fleet growth coupled with strong tanker demand to support elevated freight rates  Heidmar is well-positioned to continue capturing the strong market environment  Key Market Dynamics

Crude & refined products shipping market dynamics

Strong demand & ton-mile recovery…



12.0%
9.0%
6.0%
3.0%
0.0%
(3.0%)
(6.0%)
(9.0%)
(12.0%)
% demand change
2018
2019
2020
2021
2022
2023E
2024E
Crude Oil Demand (mbpd)
Crude Oil Demand (ton-miles)
Oil Product Demand (mbpd)
Oil Product Demand (ton-miles)

… Amplified by geopolitics and refinery dislocation

Increased ton-miles from displacement of Russian crude impacting global trade routes bpd



+~600k
(600k)-
(800k)
+~300k
+~400k
600k-
800k
Increased required voyage time
Increased required voyage time

Increased ton-miles from refinery dislocation (2020-2026 mbpd)

Region	Closures	Openings
Europe	1.2	-
Australia	0.5	-
Middle East	-	0.8
Africa	0.2	1.0
America	1.6	0.7
China	0.7	0.7
Rest of Asia	1.7	6.1
Total	5.9	9.3

Longer voyage distances lead to tighter tanker supply / demand and elevated freight rates

Declining SPR[1] and product stocks[2] require replenishment



1,700
1,600
1,500
1,400
1,300
1,200
1,100
Millions of Barrels
~20% decline in SPR and product stock since 2020
2015
2016
2017
2018
2019
2020
2021
2022
OECD Crude SPR
Product Stock

Increased exports from China boosting ton-mile demand



6.0
5.0
4.0
3.0
2.0
1.0
0.0
Millions Tons
106% Increase in Chinese Refinery Exports During 2022
5.6
Jan-2022
Feb-2022
Mar-2022
Apr-2022
May-2022
Jun-2022
Jul-2022
Aug-2022
Sep-2022
Oct-2022
Nov-2022
Dec-2022
Jan-2023
Feb-2023
Mar-2023
Apr-2023

Source: OPEC, CRSL, publicly available materials.

1) "Strategic Petroleum Reserves", the crude oil stored by the governments of OECD countries

2) Reflects the stock levels of gas and diesel oil and motor and aviation gasoline in Europe, North America, Asia, Oceania and Africa.

HEIDMAR 24

Crude & refined products shipping market dynamics (cont'd)

Historically low orderbook to fleet ratio…



25%
20%
15%
10%
5%
0%
% of fleet
Crude Tanker Orderbook
Product Tanker Orderbook
205 vessels on order
8.4%
83 vessels on order
2.9%
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

… While the global fleet continues to age



# of vessels
696
1,101
1,179
1,483
852
Crude Fleet
Product Fleet
Over 2,300 vessels becoming scrapping candidates in the next several years
15%
12%
20%
21%
24%
21%
23%
32%
18%
15%
0 - 4 yrs
5 - 9 yrs
10 - 14 yrs
15 - 19 yrs
20+ yrs

Historically high product tanker earnings…



$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$0
$ / Day
$53,736
$23,700
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
Wtd. Avg. Crude Tanker Earnings
Wtd. Avg. Product Tanker Earnings

Average Earnings since 2013		Current Levels[1]
Crude Tankers	$30,476	+66%
Product Tankers	$16,201	+37%

… Leading to historically high asset values



$85
$75
$65
$55
$45
$35
$25
$15
$ Millions
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
10YR Old VLCC
10YR Old Suezmax
10YR Old Aframax
5YR Old LR2
5YR Old MR2

Price Appreciation Since 2020[1][2]			
10 YR Old VLCC	+45%	5 YR Old LR2	+53%
10 YR Old Suezmax	+60%	5 YR Old MR2	+38%
10 YR Old Aframax	+78%		

Source: CRSL, publicly available materials.
1) As of 06/23/2023.
2) Crude carrier prices reflect 10-year-old assets and product carrier prices reflect 5-year-old assets, as the most robust available data sets.

HEIDMAR
25

 Financial Summary

Financial summary

($ millions)	2021A	2022A	2023E[1]
Revenue			
Time charter / voyage revenue	$ -	$9.5	$19.9
Pool management services	4.8	14.2	28.1
Syndication income, net	-	6.2	6.6
S&P brokerage	-	0.2	1.5
Technical management services[2]	-	-	3.6
Total Revenue	**$4.8**	**$30.1**	**$59.7**
Expenses			
Charter-in costs	-	(3.4)	(6.8)
Voyage expenses	-	(1.1)	-
Operating lease expenses	(0.3)	(3.5)	(9.5)
Profit sharing expense	-	(0.8)	(1.8)
G&A	(2.9)	(5.1)	(10.3)
Impairment loss	(0.7)	-	-
Gain/(loss) on lease termination	0.3	-	-
Other Income	0.1	-	-
Technical management services	-	-	(1.4)
Total Expenses	**($3.5)**	**($13.9)**	**($29.8)**
Depreciation	(0.2)	-	-
Net Income	**$1.1**	**$16.2**	**$29.9**
(+) Impairment loss	0.7	-	-
(+/-) Gain/(loss) on lease termination	(0.3)	-	-
Adjusted EBITDA[3]	**$1.5**	**$16.2**	**$29.9**
Gross Margin (%) [4]	*100.0%*	*88.7%*	*86.3%*
Adjusted EBITDA Margin (%) [4]	*31.1%*	*53.8%*	*50.1%*
Net Income Margin (%) [4]	*22.8%*	*53.8%*	*50.1%*

Estimated Q1 2023 Net Income of approx. $9 million[1]

1) 2023E are management estimates and may change.
2) 2023E Technical management services revenue estimates are dependent on timing of M&A activities.
3) Refer to Appendix for reconciliation of non-GAAP financial measures.
4) Gross margin calculated as Total revenue less Charter-in costs and Technical management services divided by Total revenue. Adjusted EBITDA margin is calculated as Adjusted EBITDA over Total revenue. Net income margin is calculated as Net Income over Total revenue.

HEIDMAR
27

 Strong recent growth  28  Vessels Under Management Development(1)  Revenue and Net Income   # of vessels  $ millions  53.8%  50.1%  100% Revenue YoY Growth  85% Net Income YoY Growth  Includes tanker and dry bulk vessels in pools and under commercial management as well as vessels under contract as of year-end for each period.   2023E are management estimates and may change. This is a goal / target and is forward-looking, subject to significant, business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and is based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. Nothing in this presentation should be regarded as a representation by any person that these goals and targets will be achieved and the Company undertakes no duty to update its goals.   100% YoY Growth  37% YoY Growth  (2)  (2)

 Valuation Overview

 Selected operational benchmarking  30  Revenue Growth ’22 – ’23E  EBITDA Margin  ’22 / ’23E  Ship Brokers  Marine Services  Asset-Light Logistics  Mean  2022A  2023E  Source: Capital IQ, company information.  Note: Trading data as of 6/26/2023.  2023E figures for Heidmar are management estimates and may change. This is a goal / target and is forward-looking, subject to significant, business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and is based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. Nothing in this presentation should be regarded as a representation by any person that these goals and targets will be achieved and the Company undertakes no duty to update its goals.   CY2022A financials not yet available for Braemer Plc, consensus CY2022E estimates are included.   EBITDA margin for Heidmar calculated as Adjusted EBITDA over Total revenue. See reconciliation of non-GAAP financial measures in Appendix for detail  4.6x Higher than Peer Mean  4.3x Higher than Peer Mean  (1)  (3)  (2)

Selected valuation benchmarking

	Heidmar (1)(2)	Ship Brokers	Marine Services	Asset-Light Logistics	Mean



Price / 2023E Earnings
8.8x
43.6% Discount to Peer Mean
9.1x
10.9x
18.9x
15.7x
Enterprise Value / 2023E EBITDA
7.2x
20.0% Discount to Peer Mean
4.0x
8.2x
10.6x
8.9x

Key Considerations	Heidmar	Ship Brokers	Marine Services	Asset-Light Logistics
	✓ Asset-light business model with limited-to-no maintenance capex and depreciation ✓ Limited-to-no taxes payable ✓ **P / E valuation methodology most appropriate for Heidmar**	✓ Similar sector focus and fee-based revenue streams ✓ Similar customer profile (shipowners) × Lower growth relative to Heidmar × No fixed fee component	✓ Service providers in the maritime sector ✓ Growing TAM[3] driven by continuous expansion of global fleet × Different demand drivers × High volume, low margin business model	✓ Asset-light business model ✓ Flexible cost structure with significant operating leverage × Serving different end market × Heavily dependent on variable fee structure

Source: Capital IQ, company information.
Note: Trading data as of 6/26/2023

1) 2023E figures for Heidmar are management estimates and may change. This is a goal / target and is forward-looking, subject to significant, business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and is based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. Nothing in this presentation should be regarded as a representation by any person that these goals and targets will be achieved and the Company undertakes no duty to update its goals.
2) Calculated based on 2023E Adjusted EBITDA of $29.9mm, 2023E Net Income of $29.9mm, net cash of $47.0mm and fully diluted share count of 26.4mm shares assuming a price of $10.00 / share. Refer to Appendix for reconciliation of non-GAAP financial measures.
3) "TAM" is defined as total addressable market.

HEIDMAR 31

 Next phase of Heidmar  32  A full-service vessel manager providing commercial, technical, and sale & purchase services across multiple vessel classes  “One-stop” solution for tankers & dry bulk   Multiple touch-points across the vessel lifecycle  Key role in environmental compliance and decarbonization  Strong balance sheet enables nimble business model  Fee-based revenue streams that help to isolate Heidmar from freight rate exposure  Sustainable dividend profile, with a yield of ~3% at a $10.00 per share price

 Risk factors   33  In this section, “Heidmar,” the “Company” and “we,” “us” and “our” refer to Heidmar Inc., “Home Plate” or “SPAC” refers to Home Plate Acquisition Corporation, “Business Combination” refers to a potential transaction involving the combination of Heidmar and Home Plate, and “Holdings” refers to the entity that will be the publicly listed company after the Business Combination.  The risks described below are qualified in their entirety by disclosures that you will be able to read in future documents filed or furnished with the U.S. Securities and Exchange Commission by Heidmar, Home Plate or Holdings, including documents filed or furnished in connection with the Business Combination. The risks presented in those filings will include important additional details and risks and may differ significantly from those presented below.   Before making an investment decision, you should carefully consider these risks and uncertainties, and you should carry out your own due diligence and consult with your own financial and legal advisors concerning the risks and suitability of an investment in connection with the Business Combination. There are many risks that could affect the business and results of operations of the Company, many of which are beyond its control. These include risks and uncertainties not currently known or those currently viewed to be immaterial. If any of these risks or uncertainties occurs, the Company’s business, financial condition and/or operating results could be materially and adversely harmed, the value of the Company’s securities may decline, and any investor may lose all or part of its investment.  Risks Related to Heidmar’s Business and Industry  If we cannot meet our customers’ quality and compliance requirements we may not be able to operate our managed vessels profitably which could have an adverse effect on our future performance, results of operations, cash flows and financial position.  We rely on our subsidiaries and pooling arrangements to operate and charter our managed vessels and if they do not perform adequately or terminate their relationships with us, our costs may increase and our business, financial condition, and results of operations could be adversely affected.  As we expand our fleet for which we provide vessel management services, we may not be able to recruit suitable employees and crew for our managed vessels which may limit our growth and cause our financial performance to suffer.  We are subject to certain risks with respect to our commercial management and charter agreements and failure of our customers or counterparties to meet their obligations could cause us to suffer losses or otherwise adversely affect our business.  The vessels that enter into the Heidmar Pools may cease operating in that pool.  Termination of, or a change in the nature of, our customers relationship with any of the Heidmar Pools in which it participates could adversely affect its business.  Under commercial ship management agreements for our managed vessels, our operating costs could materially increase.  When a tanker changes ownership or technical management, it may lose customer approvals.  We are a holding company and we depend on the ability of our subsidiaries to distribute funds to us in order to satisfy our financial and other obligations.  We are incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law and, as a result, shareholders may have fewer rights and protections under Marshall Islands law than under a typical jurisdiction in the United States.  Recently enacted economic substance laws of the Marshall Islands may adversely impact our business, financial condition or results of operations.  High prices of fuel, or bunker, as well as a lack of availability of fuel, may adversely affect our net income.  In the highly competitive international seaborne transportation industry, we may not be able to compete for charters with new entrants or established companies with greater resources, and as a result we may be unable to employ our managed vessels profitably.  We face substantial competition in trying to expand relationships with existing customers and obtain new customers.  We are subject to risks with respect to counterparties, and failure of such counterparties to meet their obligations could cause us to suffer losses or negatively impact our results of operations and cash flows.  Our financing arrangements contain certain restrictive covenants that may limit our liquidity and corporate activities, which could limit our operational flexibility and have an adverse effect on our financial condition and results of operations.  We are dependent on the spot market and any decrease in spot market rates in the future may adversely affect the earnings of Heidmar and ability to pay dividends.  The tanker vessel industry is cyclical and volatile, which may lead to volatility in the charter rates we are able to obtain for our managed vessels.  A drop in spot market rates may provide an incentive for some charterers to default on their charters, and the failure of our counterparties to meet their obligations could cause us to suffer losses or otherwise adversely affect our business.  We expect we will depend upon a limited number of significant customers for a large part of our revenues and the loss of one or more of these customers could adversely affect our business, results of operations and financial condition.  A significant portion of our revenue will be derived from a limited number of customers and the loss of any of these customers could result in a significant loss of revenues and cash flow.  We may be subject to litigation that, if not resolved in our favor and not sufficiently insured against, could have a material adverse effect on our business, results of operations and financial condition.  Exchange rate fluctuations could have an adverse impact on our results of operations.  Our directors and officers may in the future hold direct or indirect interests in companies that compete with us.  Heidmar may be unable to retain key management personnel, which may negatively affect the effectiveness of its management and its results of operations.  An over-supply of vessel capacity may lead to reductions in charter hire rates, vessel values and profitability.

 Risk factors (cont’d)   34  Any decrease in shipments of crude oil may adversely affect our financial performance.  A shift in consumer demand from oil towards other energy sources or changes to trade patterns for crude oil or refined oil products may have a material adverse effect on our business.  The operation of tankers involves certain unique operational risks.  Our business has inherent operational risks, which may not be adequately covered by insurance.  Inability to obtain or maintain adequate insurance coverage could adversely affect our results of operations.  Our operations outside the United States expose us to global risks, such as political instability, terrorist or other attacks, war and international hostilities which may affect the tanker industry and adversely affect our business.  Our future results of operations will be subject to seasonal fluctuations, which may adversely affect our financial condition.  As we expand our business, we may have difficulty managing our growth, which could increase expenses.  We will operate dry bulk vessels worldwide and the dry bulk business has inherent operational risks, which may reduce our revenue or increase our expenses.  Charter hire rates for dry bulk vessels are volatile, have fluctuated significantly over the past years, and may continue to decrease below our cash break-even rates in the future, which may adversely affect our business, results of operations and financial condition.  Shipbroking is a business largely transacted via personal relationships.  Outbreaks of epidemic and pandemic diseases, such as COVID-19, and governmental responses thereto could adversely affect our business.  Safety, environmental and other governmental and other requirements expose us to liability, and compliance with current and future regulations could require significant additional expenditures, which could have a material adverse effect on our business and financial results.  Increasing scrutiny and changing expectations from investors, lenders and other market participants with respect to our Environmental, Social and Governance (‘‘ESG’’) policies may impose additional costs on us or expose us to additional risks.  Climate change and greenhouse gas restrictions may adversely impact our operations and markets.  Increased inspection procedures, tighter import and export controls and security standards could increase costs and disrupt our business.  We rely on our information systems to conduct our business, and failure to protect these systems against security breaches could adversely affect our business and results of operations. Additionally, if these systems fail or become unavailable for any significant period of time, our business could be harmed.  Sanctions and embargoes imposed by the U.S. government, the European Union, the United Nations or other governmental authorities could prevent us from calling on certain ports or serving certain clients and could lead us to suffer monetary fines or penalties.  Our business is affected by macroeconomic conditions, including rising inflation, interest rates, market volatility, economic uncertainty and supply chain constraints.  Any failure to comply with the U.S. Foreign Corrupt Practices Act could result in fines, criminal penalties, contract terminations and an adverse effect on our business, results of operations and financial condition.  Natural or man-made disasters and other similar events may significantly disrupt our business and could have an adverse effect on our business, results of operations and financial condition.  Acts of piracy on ocean-going vessels may have an adverse effect on our business, results of operations and financial condition.  The smuggling of drugs or other contraband onto our managed vessels may lead to governmental claims against us.  Maritime claimants could arrest or attach one or more of our managed vessels, which could interrupt our cash flows.  Governments could requisition our managed vessels during a period of war or emergency, which could negatively impact our business, results of operations and financial condition.  The announcement and pendency of the Business Combination could adversely affect Heidmar’s business, cash flows, financial condition or results of operations.  Risks Related to Being a Public Company  There can be no assurance that Holdings Common Shares will be approved for listing on Nasdaq or any other national securities exchange, or that Holdings will be able to comply with the continued listing standards of Nasdaq or any other national securities exchange.  Holdings is an emerging growth company and will therefore be subject to reduced reporting requirements that may make the Holdings Common Shares less attractive to investors.  Holdings will be a ‘‘controlled company’’ within the meaning of the NASDAQ rules and will be exempt from certain corporate governance requirements as a result.  Holdings is a foreign private issuer within the meaning of the rules under the Exchange Act, and as such it is exempt from certain provisions applicable to domestic public companies in the United States.  As a foreign private issuer, and as permitted by the listing requirements of the Nasdaq, Holdings will follow certain home country governance practices rather than the corporate governance requirements of the Nasdaq.  Holdings may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.  The requirements of being a public company may strain Holdings’ resources, divert Holdings management’s attention and affect Holdings’ ability to attract and retain qualified board members.  Holdings’ failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act that will be applicable to it after the Closing could have a material adverse effect on its business.

 Risk factors (cont’d)   35  Risks Related to the Holdings Common Shares   Upon completion of the Business Combination, Home Plate stockholders will become Holdings shareholders, holders of Home Plate Warrants will become holders of Holdings Warrants and the market price for the Holdings Common Shares may be affected by factors different from those that historically have affected Home Plate.  Securities of companies such as Holdings formed through business combinations with special purpose acquisition companies may experience a material decline in price relative to the share price of the Public Shares prior to the business combination.  Future sales of Holdings Common Shares, including resales by Heidmar shareholders and other significant shareholders, may cause the market price of the Holdings Common Shares to drop significantly, even if Holdings’ business is doing well.  The future exercise of registration rights may adversely affect the market price of Holdings’ securities.  The market price of Holdings Common Shares may be volatile, and you may lose all or part of your investment.  Volatility in Holdings’ share price could subject Holdings to securities class action litigation.  An active trading market for the Holdings Common Shares may not be sustained to provide adequate liquidity.  Holdings’ ability to pay its planned dividends is subject to limitations and risks that could cause those dividends to be lower than expected or to not be paid at all.  Investors may suffer adverse tax consequences in connection with the acquisition, ownership and disposal of the Holdings Common Shares and/or Holdings Public Warrants.  The number of issued Holdings Common Shares, additional issues of Holdings Common Shares and outstanding Holdings Warrants may fluctuate substantially, which could lead to adverse tax consequences for the holders thereof.  If securities or industry analysts do not publish research or reports about Holdings’ business, or if they issue an adverse or misleading opinion regarding Holdings Common Shares, the market price and trading volume of Holdings Common Shares could decline.  If you invest in Holdings Common Shares, you will experience immediate and substantial dilution in the net tangible book value of your investment as you will pay more for your Holdings Common Shares than the amounts paid by Holdings’ existing owners.  Holdings Warrants will become exercisable for Holdings Common Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to its shareholders.  Holdings may redeem outstanding HoldingsWarrants prior to their exercise at a time that may be disadvantageous to the holder of such warrants, thereby making such Holdings Warrants worthless.  Investor confidence and the market price of Holdings’ shares may be adversely impacted if Holdings’ management is unable to establish and maintain an effective system of internal control over financial reporting.  Currently, there is no public market for the Holdings Common Shares. Home Plate stockholders cannot be sure that an active trading market will develop for or of the market price of the Holdings Common Shares they will receive or that Holdings will successfully obtain authorization for listing on the NASDAQ.  Recent market volatility could impact the share price and trading volume of Holdings’ securities.  A significant portion of Holdings’ total outstanding Holdings Common Shares will be restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of Holdings Common Shares to drop significantly, even if Holdings’ business is doing well.  Since the completion of the IPO, there has been a precipitous drop in the market values of companies formed through mergers involving special purpose acquisition companies. Accordingly, securities of companies such as ours may be more volatile than other securities and may involve special risks.  If the Holdings Common Shares or the Holdings Warrants are not eligible for deposit and clearing within the facilities of the Depository Trust Company, then transactions in the Holdings Common Shares or the Holdings Warrants may be disrupted.  Risks Related to Home Plate   Home Plate does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for Home Plate to complete the Business Combination even if a substantial majority of Home Plate’s stockholders do not agree.  The holders of Home Plate Class A Common Stock, other than the Home Plate Initial Stockholders, who elect to have their shares redeemed may nevertheless keep their Home Plate Warrants, which will result in additional dilution to non-redeeming stockholders upon the exercise of such warrants.  Having a minority share position in Holdings following the Business Combination may reduce the influence that Home Plate’s current stockholders have on the management of Holdings.  If the Business Combination is not completed, potential alternative target businesses may have leverage over Home Plate in negotiating an initial business combination and Home Plate’s ability to conduct due diligence on an initial business combination as Home Plate approaches its dissolution deadline may decrease, which could undermine Home Plate’s ability to complete an initial business combination on terms that would produce value for Home Plate’s stockholders.  The Home Plate Initial Stockholders will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate.  Home Plate stockholders will not be entitled to appraisal rights in connection with the Business Combination.  Termination of the Business Combination Agreement could negatively impact Home Plate.

 Risk factors (cont’d)   36  Because of Home Plate’s limited resources and the significant competition for business combination opportunities, if the Business Combination is not completed, it may be more difficult for Home Plate to complete its initial business combination. If Home Plate has not consummated its initial business combination within the required time period, the Public Stockholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the redemption of their shares.  If third parties bring claims against Home Plate, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.  Home Plate’s stockholders may be held liable for claims by third parties against Home Plate to the extent of distributions received by them upon redemption of their Public Shares  Home Plate’s independent directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to Public Stockholders.  Public Stockholders will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate their investment, therefore, Public Stockholders may be forced to sell their Public Shares or Home Plate Redeemable Warrants, potentially at a loss.  Home Plate Warrants are accounted for as liabilities (and the Holdings Warrants will be accounted for as liabilities following the Business Combination) and the changes in value of Home PlateWarrants (or the Holdings Warrants following the Business Combination) could have a material effect on Home Plate’s or Holdings’ financial results.  If, before distributing the proceeds in the Trust Account to the Public Stockholders, Home Plate files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Home Plate’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Home Plate’s stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by Home Plate’s stockholders in connection with Home Plate’s liquidation may be reduced.  If Home Plate is deemed to be an investment company under the Investment Company Act, Home Plate would be required to institute burdensome compliance requirements and Home Plate’s activities would be severely restricted and, as a result, may fail to satisfy a condition in the Business Combination Agreement and may be required to wind up, redeem and liquidate.  If, after Home Plate distributes the proceeds in the Trust Account to the Public Stockholders, Home Plate files a bankruptcy petition or an involuntary bankruptcy petition is filed against Home Plate that is not dismissed, a bankruptcy court may seek to recover such proceeds, and members of the Home Plate Board may be viewed as having breached their fiduciary duties to creditors, thereby exposing the members of the Home Plate Board and Home Plate to claims of punitive damages.  The Home Plate Charter requires, to the fullest extent permitted by law, that derivative actions brought in Home Plate’s name, actions against Home Plate’s directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, which may have the effect of discouraging lawsuits against Home Plate’s directors, officers, other employees or stockholders.  Risks Related to the Business Combination   The process of taking a company public by means of a business combination with a special purpose acquisition company is different from taking a company public through an underwritten offering and may create risks for our unaffiliated investors.  Because Holdings will become a public reporting company by means other than a traditional underwritten initial public offering, Holdings’ shareholders may face additional risks and uncertainties.  Heidmar’s financial forecasts, which were presented to the Home Plate Board and are included elsewhere in this proxy statement/prospectus relating to the Business Combination, may not prove accurate.  Home Plate’s ability to successfully effect the Business Combination and Holdings’ ability to successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel of Heidmar. The loss of such key personnel could negatively impact the operations and financial results of the combined business.  Both Home Plate and Heidmar will incur significant transaction costs in connection with the Business Combination.  The consummation of the Business Combination is subject to a number of conditions and, if those conditions are not satisfied or waived, the Business Combination Agreement may be terminated in accordance with its terms and the Business Combination may not be completed.  Legal proceedings in connection with the Business Combination, the outcome of which are uncertain, could delay or prevent the completion of the Business Combination.  The Sponsor and Home Plate’s officers, directors and independent directors have agreed to vote in favor of the Business Combination, regardless of how the Public Stockholders vote.  Since the Sponsor and Home Plate’s directors and executive officers have interests that are different, or in addition to (and which may conflict with), the interests of Home Plate stockholders, a conflict of interest may have existed in determining whether the Business Combination is appropriate as its initial business combination. Such interests include that Sponsor will lose its entire investment in Home Plate if an initial business combination is not completed.  If Home Plate’s due diligence investigation of Heidmar was inadequate, then Home Plate stockholders (as shareholders of Holdings following the Business Combination) could lose some or all of their investment.  If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of Home Plate’s securities may decline.  Subsequent to the Closing, Holdings may be required to take write-downs or write-offs, restructuring, impairment or other charges that could have a significant negative effect on Holdings’ financial condition, results of operations and the price of Holdings Common Shares, which could cause you to lose some or all of your investment.  The unaudited pro forma financial information included herein may not be indicative of what Holdings’ actual financial position or results of operations would have been.  In the event that a significant number of the shares of Home Plate Class A Common Stock are redeemed, the Holdings Common Shares may become less liquid following the consummation of the Business Combination.

 Risk factors (cont’d)   37  Home Plate may waive one or more of the conditions to the Business Combination without resoliciting stockholder approval for the Business Combination. The exercise of Home Plate’s directors’ and executive officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in Home Plate stockholders’ best interest.  You must tender your shares of Home Plate Class A Common Stock in order to validly seek redemption at the Special Meeting.  The Business Combination may be subject to antitrust or foreign investment laws and regulations, which may adversely affect our business and results of operations.  During the pendency of the Business Combination, Heidmar and Home Plate are prohibited from entering into certain transactions that could have the effect of delaying or preventing other strategic transactions.  Uncertainties about the Business Combination during the pre-closing period may cause third parties to delay or seek to change existing arrangements.  Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for the Parties to effectuate the Business Combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.  Home Plate will require Public Stockholders who wish to redeem their shares of Home Plate Class A Common Stock in connection with the Business Combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.  If a Public Stockholder fails to receive notice of Home Plate’s offer to redeem their shares of Home Plate Class A Common Stock in connection with the Business Combination, or fails to comply with the procedures for tendering its share of Home Plate Class A Common Stock, such shares may not be redeemed.  If a stockholder or a ‘‘group’’ of stockholders are deemed to hold in excess of 15% of the Home Plate Class A Common Stock, such stockholder or group will lose the ability to redeem all such shares in excess of 15% of the Home Plate Class A Common Stock.  The Sponsor, Home Plate’s directors, officers, advisors or their affiliates may enter into certain transactions, including purchasing Public Shares or Home Plate Redeemable Warrants from the public, which may influence the outcome of the Business Combination and reduce the public ‘‘float’’ of the Home Plate Class A Common Stock.  Holdings has anti-takeover provisions in its organizational documents that may discourage a change of control.  The SEC has recently issued proposed rules to regulate special purpose acquisition companies. Certain procedures that Home Plate, Heidmar, Holdings, or others may determine to undertake in connection with such proposals may increase the cost and the time needed to complete the Business Combination and may constrain the circumstances under which a Business Combination could be completed.  Holdings will be a holding company with no business operations of its own and will depend on cash flow from Heidmar and the Heidmar Subsidiaries to meet its obligations.  A new 1% U.S. federal excise tax could be imposed on us in connection with the redemptions of the shares of Home Plate Class A Common Stock.  Risks Related to U.S. Federal Income Taxation   The IRS may not agree that Holdings (i) should be treated as a non-U.S. corporation for U.S. federal income tax purposes and (ii) should not be treated as a ‘‘surrogate foreign corporation’’ for U.S. federal income tax purposes.  If Holdings is a passive foreign investment company for United States federal income tax purposes for any taxable year, U.S. holders of Holdings Common Shares or Holdings Public Warrants could be subject to adverse United States federal income tax consequences.  There is uncertainty regarding the U.S. federal income tax consequences of the redemption to the holders of Home Plate Class A Common Stock.  The Business Combination should be a taxable transaction for U.S. federal income tax purposes, and U.S. holders of Home Plate Securities may recognize taxable gain as a result of the exchange or conversion of those securities for Holdings Securities without a corresponding receipt of cash proceeds with which to pay any related U.S. federal income taxes.

 Appendix

 EBITDA reconciliation  39  2023E are management estimates and may change.  Depreciation is based on lease accounting treatment.  ($ millions)  2021A  2022A  2023E(1)  EBITDA reconciliation:  Net income  $1.1  $16.2  $29.9  Depreciation(2)  0.2  -  -  EBITDA  $1.3  $16.2  $29.9  Adjusted EBITDA reconciliation:  Depreciation(2)  $0.2  $-  $-  Impairment loss  0.7  -  -  Gain on lease termination  (0.3)  -  -  Adjusted EBITDA  $1.5  $16.2  $29.9

Significant momentum & strong vessel pipeline

… whose actionable pipeline of vessel acquisitions provide visibility into meaningful near-term revenue uplift

Heidmar is currently in discussions with 20+ shipowners to potentially contribute up to 63 vessels into its pools

Organic expansion opportunities across all vessel classes



~$18m -$26m
Incremental
Revenue
63 Vessels
VLCC
Suezmax
Aframax / LR2 / LR1
MR / Chems
Total Pipeline



VLCC
Suezmax
Commissions (1.25% on gross freight)(1)
Fixed management fee ($300 per day)(1)
($m)
$3.9
$3.6
$3.3
$3.0
$100,000
$90,000
$80,000
$70,000
Gross Freight per day
$3.7
$3.4
$3.0
$2.7
$80,000
$70,000
$60,000
$50,000
Gross Freight per day
Aframax / LR2 / LR1
MR / Chemical Tankers
($m)
$9.7
$8.6
$7.6
$6.6
$70,000
$60,000
$50,000
$40,000
Gross Freight per day
$8.3
$7.5
$6.6
$5.8
$50,000
$42,500
$35,000
$27,500
Gross Freight per day

- ***Heidmar's near-term actionable pipeline has the potential to provide ~$18m – $26m in revenue uplift beyond management forecasts, with limited incremental G&A***
- ***Pipeline doubles Heidmar's pro forma fleet under management, while still representing only 2% of addressable market***

Source: Company Materials.

(1) Commissions and fixed management fee calculated based on 355 and 365 days per year, respectively.

HEIDMAR

40

Heidmar team

Highly-Experienced Executive Team



Pankaj Khanna
Chief Executive Officer



Niki Fotiou
Chief Financial Officer



Andreas Konialidis
Head of Chartering



Justin Sims-Sterling
Head of BD Atlantic & Chartering Lead Aframax



Harmeet Bhatia
MD & Chartering Lead - Singapore



Navin Arjun Soni
Head of Dry Bulk - Singapore



Deepak Laishram
Head of Operations



Nick Andriopoulos
Head of IT

Heidmar's Global Presence



Athens
28 Employees — *IT, Accounting & Finance, Operations, Legal, Tanker Chartering*

London (Headquarters)
6 Employees — *Corporate, Operations, Tanker Chartering, Business Development*

Singapore
8 Employees — *Operations, Tanker Chartering*

Previous Experience at Other Leading Maritime Institutions

Chevron, Union Maritime, TK, Frontline, Pioneer Marine, Liberty Maritime Corporation, Curzon

HEIDMAR 41

Heidmar's core market: crude oil and refined products shipping

Crude Oil Shipping

- Crude oil tankers transport unrefined petroleum from terminals near locations of extraction to refineries
- Ocean transportation is a highly cost-effective method for refiners to receive crude oil, the main feedstock in the refining process
- Due to high volume crude oil trade, it is typically transported in large vessels carrying approximately 550k up to 2,000k barrels at any given time
- Almost 2bn tons of crude or 40mbpd were shipped via seaborne tanker in 2022
- Heidmar shipped 17.3 million tons in 2022

Refined Products Shipping

- Product tankers transport refined petroleum products, such as gasoline, jet fuel, naphtha, and diesel from refinery locations to areas near final consumption
- As consumption markets vary in size and location more than extraction and refining, the market for these tankers allow for a wider range of sizes, from large tankers trading internationally to very small tankers transporting products within local regions
- Over 1bn tons or 22mbpd of refined petroleum products were shipped via seaborne tanker in 2022
- Heidmar shipped 4.9 million tons in 2022



Crude-only
VLCC

- The largest tankers on the water, primarily trade in long-haul trade routes
- Global fleet of 886 vessels
- Average capacity ~2 million barrels



Crude-only
Suezmax

- Primarily crude oil on long to medium haul routes
- Global fleet of 655 vessels
- Average capacity of ~1 million barrels



Crude or Refined
Aframax / Long Range 2(1)

- Dirty or clean products on medium haul or regional trade routes
- Global fleet of 1,107 vessels
- Average capacity of ~750 thousand barrels



Crude or Refined
Panamax / Long Range 1(1)

- Dirty or clean products on short to medium haul or regional trade routes
- Global fleet of 846 vessels
- Average capacity of ~550 thousand barrels



Refined-only
MR

- Clean products on short to medium trade routes
- Global fleet of 2,484 vessels
- Average capacity of up to ~350 thousand barrels



Refined-only
Small Tanker

- Clean products on short intra-regional routes
- Global fleet of 6,527 vessels
- Average capacity of up to ~150 thousand barrels

Sources: CRSL, VesselsValue.
1) Long range vessels have cargo tanker coating which enables them to carry both dirty and clean products.

HEIDMAR 42

Pools mitigate commercial risk and lower costs for shipowners

Pooling in Shipping

- A pool is an association of vessels of similar class that are owned by multiple parties but commercially managed by a third-party operator as a single coherent "fleet"
  - Revenues and expenses from the vessels are "pooled", with profits distributed to shipowners on a monthly basis based upon a contribution weighting system
  - Pools offer the scale of vessel aggregation (fleet) without ceding strategic or asset control
- Central administration and management enables efficiency and a unified approach when accessing the spot market
- By entering vessels into a pool agreement, risk is spread over multiple parties and reduces the impact of any one vessel being less profitable or suffering a loss
- Allows shipowners to maintain stable cash flow from vessels even when a specific vessel is not under employment

Shipowners Without Pool — *Vessel-by-Vessel*		Shipowners With Pool — *Scaled Benefits*	
Must independently source fixtures	~	**Pool management takes care of finding and negotiating voyage contracts**	✓
Potential revenue loss due to geographic location of vessels	✗	**Commercial capabilities spread among all pool partners, lowering basis risk from geographic position**	✓
Lack of scale lowers bargaining power with suppliers	✗	**Access to high-quality customer relationships that are difficult to maintain on a small-fleet basis**	✓

Benefits of Pools for Shipowners

- ✓ **Allows for shipowners to mitigate volatility created by geographic vessel positioning**
- ✓ **Significant advantage of scale for small shipowners**
- ✓ **Enables access to highly-capable commercial managers with strong relationships with charters**
- ✓ **Monthly distributions via receivable financing provides regular cashflow to ship owners in capital intensive business**

HEIDMAR 43